PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Equity-Linked Partial Principal at Risk Securities	Registration Statement Nos. 333-275587
(To Prospectus dated November 16, 2023)	333-275587-01

GLOBAL MEDIUM-TERM NOTES, SERIES I

Senior Notes

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Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

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Equity-Linked Partial Principal at Risk Securities
Linked to an Index or a Basket of Indices

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We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may offer from time to time equity-linked partial principal at risk securities that are linked to an index or a basket of indices and which provide for the repayment of only 90% to 99.9% of principal at maturity. The specific terms of any such equity-linked partial principal at risk securities that we offer, including the name of the underlying index or indices and the percentage of the principal amount that will be subject to repayment at maturity, will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for equity-linked partial principal at risk securities, any accompanying index supplement or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. In this product supplement for equity-linked partial principal at risk securities, we refer to the equity-linked partial principal at risk securities as the securities. The securities will have the following general terms:

•	At maturity, the payment due per security will be an amount in cash equal to the minimum payment amount plus an amount, if any, which may not be less than zero, based on the percentage change in the value of an underlying index or a basket of indices of securities over the life of the securities.

•	The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement, payable on the dates specified in the applicable pricing supplement.
•	The securities will be unsubordinated unsecured obligations of ours. All payments under the securities are subject to our credit risk.

•	The securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this product supplement. See “Description of Equity-Linked Partial Principal at Risk Securities” on page S-30.

MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

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Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-24.

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The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

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MORGAN STANLEY

November 16, 2023

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the securities, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

With respect to sales of the securities in Canada, the securities may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the securities are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation

(EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the EEA.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	securities which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the securities shall be made aware that they shall not transfer the securities to anyone other than to other QIIs. Any QII who acquires the securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this product supplement, any accompanying index supplement or the accompanying prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire securities. No securities have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the securities is personal to the person to whom this product supplement, any accompanying index supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for securities will only be accepted from such person. No person to whom a copy of this product supplement, any accompanying index supplement or the accompanying prospectus is issued may copy, issue or distribute this product supplement, any accompanying index supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement or the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)    a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities except:

(A)   to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B)   where no consideration is or will be given for the transfer;

(C)   where the transfer is by operation of law;

(D)   as specified in Section 276(7) of the SFA; or

(E)    as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)     the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)    none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to any securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)   none of this product supplement, any accompanying index supplement, the accompanying prospectus or other offering or marketing material relating to any securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of securities, the issuer of securities, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)     the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)    in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such securities that must be complied with in order for the issuer to rely on such exemption; and

(iii)   the applicable pricing supplement will specify that such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)     no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities; and

(ii)    therefore, any securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the securities, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this product supplement, any accompanying index supplement or the accompanying prospectus. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire securities.

According to NCG 336, on or before making any offer of the securities in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the securities may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

The securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will the securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. This product supplement, any accompanying index supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this product supplement, any accompanying index supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this product supplement, any accompanying index supplement or the accompanying prospectus, please destroy it along with any copies.

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this product supplement, any accompanying index supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.

Prospectus

Summary	1
Risk Factors	7
Where You Can Find More Information	14
Morgan Stanley	16
Morgan Stanley Finance LLC	16
Use of Proceeds	17
Description of Debt Securities	17
Description of Units	55
Description of Warrants	63
Description of Purchase Contracts	67

Description of Capital Stock	69
Forms of Securities	81
Securities Offered on a Global Basis
Through the Depositary	83
United States Federal Taxation	87
Plan of Distribution (Conflicts of Interest)	94
Legal Matters	96
Experts	96
Benefit Plan Investor Considerations	97

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this product supplement, “we,” “us,” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

The following summary describes the equity-linked partial principal at risk securities linked to an index or a basket of indices and which provide for the repayment of only 90% to 99.9% of the principal amount at maturity that we, Morgan Stanley and MSFL, may offer from time to time, in general terms only. You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe particular issuances of equity-linked partial principal at risk securities. Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus. For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. In the case of Morgan Stanley, the securities it offers under this product supplement are among the securities referred to as its Series I medium-term notes. The offering of Morgan Stanley’s Series I medium-term notes is referred to as its Series I program. In the case of MSFL, the securities it offers under this product supplement are among the securites referred to as its Series A medium-term notes. The offering of MSFL’s Series A medium-term notes is referred to as its Series A program. See “Plan of Distribution (Conflicts of Interest)” in this product supplement. MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Equity-Linked Partial Principal at Risk Securities

General terms of the securities	At maturity, the payment due under the securities will be the minimum payment amount plus a supplemental redemption amount, if any, that will not be less than zero, and that is based on the percentage change in the value of an index or a basket of indices of securities, which we refer to as the underlying index or the underlying basket of indices, over the life of the securities. The minimum payment amount will determine the percentage of the principal amount that will be subject to repayment at maturity for any particular issuance of securities and will be a cash amount equal to 90% to 99.9% of the stated principal amount.

Payment at maturity	At maturity, the payment due under the securities will be the minimum payment amount per security, plus the supplemental redemption amount, if any. The payment at maturity is subject to our credit risk. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.

The Minimum Payment Amount Provides for the Repayment of Only 90% to 99.9% of the Stated Principal Amount Per Security

The minimum payment amount, which will be specified in the applicable pricing supplement, will determine the percentage of the principal amount that will be subject to repayment at maturity for any particular issuance of securities and will be a cash amount equal to 90% to 99.9% of the stated principal amount. The minimum payment amount will always be less than the stated principal amount.

If the supplemental redemption amount is less than the difference between the minimum payment amount and the stated principal amount, the payment due at maturity under the securities will be less than the stated principal amount. Therefore, unless specified otherwise in the applicable pricing supplement, even if the underlying index or basket of indices appreciates (in the case of bull securities), depreciates (in the case of bear securities) or does not change in value over the term of the securities, you may still receive less than the stated principal amount per security at maturity, subject to the minimum payment amount. The applicable pricing supplement, may, however, provide for an alternative calculation method for the payment at maturity whereby, if the underlying index or basket appreciates (in the case of bull securities) or depreciates (in the case of bear securities) at all, or does not change in value over the term of the securities, the payment due at maturity will be no less than the stated principal amount per security. In such a scenario, you will be exposed to the depreciation (in the case of bull securities) or appreciation (in the case of bear securities) of the underlying index or basket, subject to the minimum payment amount.

The Supplemental Redemption Amount

Unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount for each security will be equal to the stated principal amount times the applicable participation rate times the index percent change.

The participation rate indicates the extent to which you will participate in any change in the value of the underlying index or basket of indices. If the participation rate is less than 100%, you will participate in less than the full change in value. If the participation rate is greater than 100%, you will participate in the change in value of the underlying index or indices on a leveraged basis.

For issuances of securities that are based on the increase of the value of an index or basket of indices, which we refer to as “bull securities,” the index percent change equals the percentage, if any, by which the final index value exceeds the initial index value.

For bull securities that are linked to a single index, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount	=	stated principal amount	x	participation rate	x	index percent change

where,

stated principal amount	=	the stated principal amount per security, as specified in the applicable pricing supplement

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement

index percent change	=	final index value – initial index value
initial index value

For bull securities, if the final index value is less than or equal to the initial index value, the supplemental redemption amount will be zero. Therefore, the payment due under the securities at maturity will be only the minimum payment amount for each security that you hold, and there will be no supplemental redemption amount payable. As the minimum payment amount is less than the stated principal amount, this will mean you will lose money on your initial investment.

initial index value	=	the index closing value of the underlying index on the index setting date specified in the applicable pricing supplement

final index value	=	the index closing value of the underlying index on the determination date specified in the applicable pricing supplement

index closing value	=	the value of an underlying index or any successor index at the regular weekday close of trading on the index business day for the underlying index

Other features of equity-linked partial principal at risk securities	Certain equity-linked partial principal at risk securities may have features that differ from the basic equity-linked partial principal at risk securities described above. An issuance of equity-linked partial principal at risk securities could combine more than one of the features listed below.

Securities Linked to a Basket of Indices:

For issuances of securities linked to a basket of indices, the mechanics described above under “—Payment at maturity” will apply, except that:

• references to “index percent change,” “initial index value” and “final index value,” as applicable, shall instead be “basket percent change,” “initial basket value” and “final basket value;”

• the initial basket value will equal a predetermined basket value specified in the applicable pricing supplement. On the basket setting date, which will be the day we price the securities for initial sale to the public, unless otherwise specified in the applicable pricing supplement, the calculation agent will determine the fractional value of each index included in the basket, which we refer to as a “basket index,” by calculating a multiplier so that each basket index will represent its applicable weighting in the initial basket value. The basket closing value, which is the sum of the products of the index closing value of each of the basket indices and the applicable multiplier for each of the basket indices, calculated on the basket setting date, will be the initial basket value. The multiplier for each basket index will remain constant for the term of the securities. The weighting, the multiplier and the index closing value of each basket index used to calculate the initial basket value will be specified in the final pricing supplement for each offering of securities; and

• the final basket value will equal the basket closing value on the determination date specified in the applicable pricing supplement, which will equal the sum of the products of the index closing value of each of the basket indices on such determination date and the applicable multiplier for each of the basket indices.

See “Description of Equity-Linked Partial Principal at Risk Securities —General Terms of the Securities—Some Definitions” for definition of terms related to securities linked to a basket of indices.

Securities with Multiple Determination Dates:

For issuances of securities that have multiple determination dates, which will be specified in the applicable pricing supplement, the mechanics described above under

“—Payment at maturity” will apply, except that, in lieu of the final index value or the final basket value, as applicable, we will use the final average index value or the final average basket value, as applicable, defined below:

• the final average index value will equal the arithmetic average of the index closing values of the underlying index on the relevant determination dates, as calculated by the calculation agent on the final determination date; or

• the final average basket value will equal the arithmetic average of the basket closing values of the basket indices on the relevant determination dates, as calculated by the calculation agent on the final determination date.

Bear Securities:

For issuances of securities that are based on the decrease of the value of an underlying index or a basket of indices, which we refer to as “bear securities,” the mechanics described above under “—Payment at maturity” will apply, except that the index percent change (or the basket percent change) will equal the percentage, if any, by which the final index value (or the final basket value) is less than the initial index value (or the initial basket value).

thus, for bear securities

index percent change	=	initial index value – final index value
initial index value

basket percent change	=	initial basket value – final basket value
initial basket value

For bear securities, if the final index value (or the final basket value) is greater than or equal to the initial index value (or the initial basket value), the supplemental redemption amount will be zero. Therefore, the payment due under the securities will be only the minimum payment amount for each security that you hold and there will be no supplemental redemption amount payable. As the minimum payment amount is less than the stated principal amount, this will mean you will lose money on your initial investment.

Issue price of the securities includes commissions and projected profit	The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “Use of

Proceeds and Hedging” below.

Interest	The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement, and may pay such interest, if any, on the interest payment dates specified in the applicable pricing supplement.

Postponement of maturity date	If the scheduled determination date or final determination date, in the case of securities with multiple determination dates, is not an index business day or if a market disruption event occurs on that day so that the determination date or final determination date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that determination date as postponed.

Other terms of the securities	• You will not have the right to present the securities to us for repayment prior to maturity, unless we otherwise specify in the applicable pricing supplement.

• The applicable pricing supplement will specify whether the securities will be callable by us or puttable by you.

• The securities will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.

• The securities may be issued at a discount to their stated principal amount.

• We may from time to time, without your consent, create and issue additional securities with the same terms as the securities previously issued so that they may be combined with the earlier issuance.

• The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Our call right	If so specified in the applicable pricing supplement, we will have the right to call the securities, in whole or in part, beginning on the initial call date specified in the applicable pricing supplement. If we decide to call the securities, we will:

• send a notice announcing that we have decided to call the securities;

• specify in the notice the call price that we will pay you in exchange for each security; and

• specify in the notice a call date when you will receive the call price; the call date will be at least 10 and no more than 30 calendar days after the date of the notice, or within the redemption notice period specified in the applicable pricing supplement.

The call price or call prices will be specified in the applicable pricing supplement. In the case of securities issued with original issue discount, the call price on any call date will include the yield that will have accrued on the security since the most recent date for which a call price is specified. See also the section in this product supplement called “Description of Equity-Linked Partial Principal at Risk Securities —Additional Price Dependent Call Right.”

Morgan Stanley & Co. LLC will be the calculation agent	We have appointed our affiliate Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the equity-linked partial principal at risk securities. As calculation agent, MS & Co. will determine the initial index value, the initial basket value, the index closing value, the multipliers, the final index value, the final average index value, the final basket value, the final average basket value, the percentage change in the underlying index or basket of indices, the supplemental redemption amount, the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index or any basket index. These potentially subjective determinations may affect the payout to you at maturity. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; conflicts of interest	The agent for the offering of the securities is expected to be MS & Co., a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest).”

Forms of securities	The equity-linked partial principal at risk securities will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

The securities should be treated as short-term debt instruments for U.S. federal income tax purposes if the term of the securities is equal to or less than one year	Generally, unless otherwise provided in the applicable pricing supplement, if the term of the securities is equal to or less than one year (after taking into account the last possible date that the securities could be outstanding under the terms of the securities), the securities should be treated as “short-term” debt instruments for U.S. federal income tax purposes. Certain aspects of the tax treatment of an investment in such securities are uncertain.

The securities should be treated as contingent payment debt instruments for U.S. federal income tax purposes if the term of the securities is more than one year	Generally, unless otherwise provided in the applicable pricing supplement, if the term of the securities is more than one year (after taking into account the last possible date that the securities could be outstanding under the terms of the securities), the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this product supplement called “United States Federal Taxation.” Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as defined in this product supplement) of the securities even though you may not receive any stated interest on the securities. In addition, any gain recognized by U.S. taxable investors on the sale, exchange or at maturity of the securities generally will be treated as ordinary income.

You should review carefully the section entitled “United States Federal Taxation” in this product supplement.

You also should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Where you can find more information on the securities	Because this is a summary, it does not contain all of the information that may be important to you including the specific requirements for the exercise of our call right. You should read the “Description of Equity-Linked Partial Principal at Risk Securities” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the securities. You should also read about some of the risks involved in investing in the securities in the section of this product supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the securities.

Estimated Value and Secondary Market Prices of the Equity-Linked Partial Principal at Risk Securities

Our Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of securities will include costs associated with issuing, selling, structuring and hedging the securities, which will be borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original issue price. Our estimate of the value of the securities as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, in valuing the securities on the pricing date, we will take into account that the securities comprise both a debt component and a performance-based component linked to the underlying index or indices. The estimated value of the securities will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying index or indices, instruments based on the underlying index or indices (or the component securities), volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Securities

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of securities, such as the participation rate or any other economic terms, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of securities would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Securities

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying index or indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the securities will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index or indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the securities, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

Hypothetical Payments on the Equity-Linked Partial Principal at Risk Securities at Maturity

The following examples illustrate the payment at maturity on the securities for a range of hypothetical issuances of securities linked to an index with the following characteristics: (a) bull securities with a single determination date; (b) bull securities with multiple determination dates; (c) bear securities with a single determination date; and (d) bear securities with multiple determination dates.

General terms for the hypothetical issuances described below:

Stated principal amount:	$10
Hypothetical minimum payment amount:	$9.50 (95% minimum repayment)
Hypothetical initial index value:	1,000

(a) Bull securities linked to an index with a single determination date:

At maturity, if the final index value is greater than the initial index value, for each $10 stated principal amount of securities that you hold, the payment due under the securities will be the supplemental redemption amount in addition to the hypothetical minimum payment amount of $9.50. The supplemental redemption amount will be calculated on the determination date and is equal to the product of (i) $10 times (ii) the participation rate times (iii) the percentage, if any, by which the final index value exceeds the initial index value.

Presented below are hypothetical examples showing how the payment on the securities, including the supplemental redemption amount, is calculated, as well as tables showing a range of hypothetical payments on the securities.

Example 1:

The final index value is 50% greater than the initial index value.

Final index value:	1,500
Hypothetical participation rate:	130%

Supplemental redemption amount per security	=	$10	x	130%	x	1,500 – 1,000	=	$6.50
1,000

In the example above, the total payment at maturity per security will equal $16.00, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $6.50.

The examples of the hypothetical supplemental redemption amounts and payments at maturity provided in the table below are intended to illustrate the effect of the hypothetical minimum payment amount of $9.50 and the participation rate on each $10 stated principal amount of securities for the specified final index values. However, they do not cover the complete range of possible payments at maturity. If the supplemental redemption amount is equal to zero, your payment at maturity will equal only the hypothetical minimum payment amount of $9.50, which represents a 5% loss on your initial investment.

Index Percent Change	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percentage Return on $10 Security
-100%	0	$10.00	$0.00	$9.50	$9.50	-5%
-50%	500	$10.00	$0.00	$9.50	$9.50	-5%
-40%	600	$10.00	$0.00	$9.50	$9.50	-5%
-30%	700	$10.00	$0.00	$9.50	$9.50	-5%
-20%	800	$10.00	$0.00	$9.50	$9.50	-5%
-10%	900	$10.00	$0.00	$9.50	$9.50	-5%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
5%	1,050	$10.00	$0.65	$9.50	$10.15	1.5%
10%	1,100	$10.00	$1.30	$9.50	$10.80	8%
20%	1,200	$10.00	$2.60	$9.50	$12.10	21%
30%	1,300	$10.00	$3.90	$9.50	$13.40	34%
40%	1,400	$10.00	$5.20	$9.50	$14.70	47%
50%	1,500	$10.00	$6.50	$9.50	$16.00	60%
60%	1,600	$10.00	$7.80	$9.50	$17.30	73%
70%	1,700	$10.00	$9.10	$9.50	$18.60	86%
80%	1,800	$10.00	$10.40	$9.50	$19.90	99%
90%	1,900	$10.00	$11.70	$9.50	$21.20	112%
100%	2,000	$10.00	$13.00	$9.50	$22.50	125%

Example 2:

The final index value is 50% greater than the initial index value but the hypothetical participation rate is lower than Example 1.

Final index value:	1,500
Hypothetical participation rate:	80%

Supplemental redemption amount per security	=	$10	x	1,500 – 1,000	x	80%	=	$4
1,000

In the example above, the total payment at maturity per security will equal $13.50, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $4. The 35% return on the securities is less than the simple index return of 50% over the term of the securities, due to the participation rate of 80% and because the minimum payment amount is less than the stated principal amount.

The examples of the hypothetical supplemental redemption amounts and payments at maturity provided in the table below are intended to illustrate the effect of the participation rate on each $10 stated principal amount of securities for the specified final index values. However, they do not cover the complete range of possible payments at maturity. The table demonstrates how if the supplemental redemption amount is less than the difference between the stated principal amount and the hypothetical minimum payment amount, your payment at maturity will be less than the stated principal amount, resulting in a loss on your initial investment.

Index Percent Change	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percentage Return on $10 Security
-100%	0	$10.00	$0.00	$9.50	$9.50	-5%
-50%	500	$10.00	$0.00	$9.50	$9.50	-5%
-40%	600	$10.00	$0.00	$9.50	$9.50	-5%
-30%	700	$10.00	$0.00	$9.50	$9.50	-5%
-20%	800	$10.00	$0.00	$9.50	$9.50	-5%
-10%	900	$10.00	$0.00	$9.50	$9.50	-5%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
5%	1,050	$10.00	$0.40	$9.50	$9.90	-1%
10%	1,100	$10.00	$0.80	$9.50	$10.30	3%
20%	1,200	$10.00	$1.60	$9.50	$11.10	11%
30%	1,300	$10.00	$2.40	$9.50	$11.90	19%
40%	1,400	$10.00	$3.20	$9.50	$12.70	27%
50%	1,500	$10.00	$4.00	$9.50	$13.50	35%
60%	1,600	$10.00	$4.80	$9.50	$14.30	43%
70%	1,700	$10.00	$5.60	$9.50	$15.10	51%
80%	1,800	$10.00	$6.40	$9.50	$15.90	59%
90%	1,900	$10.00	$7.20	$9.50	$16.70	67%
100%	2,000	$10.00	$8.00	$9.50	$17.50	75%

(b) Bull securities linked to an index with multiple determination dates:

In the case of bull securities linked to an index with multiple determination dates, the supplemental redemption amount, if any, is based on the final average index value, which equals the arithmetic average of the index closing values of the underlying index on the determination dates specified in the applicable pricing supplement. (There are four determination dates in our example below.) Because the value of the underlying index may be subject to significant fluctuations over the period covered by the determination dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity. The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the index closing value of the underlying index over such period on the amount payable to you at maturity. However, the underlying index may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following four examples illustrate the payment at maturity on the securities for a range of hypothetical index closing values in a hypothetical issuance with four determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount on the final average index value.

	Example 1	Example 2	Example 3	Example 4
	Index Closing Value	Index Closing Value	Index Closing Value	Index Closing Value
1st Determination Date	1,300	1,100	1,300	1,100
2nd Determination Date	1,400	1,000	1,400	900
3rd Determination Date	1,500	900	1,200	850
Final Determination Date	1,600	800	1,000	1,250
Final Average Index Value:	1,450.00	950.00	1,225.00	1,025.00
Participation Rate:	130%	130%	130%	130%
Supplemental Redemption Amount:	$5.85	$0.00	$2.93	$0.325
Hypothetical Minimum Payment Amount:	$9.50	$9.50	$9.50	$9.50
Payment at Maturity on a $10 Stated Principal Amount:	$15.35	$9.50	$12.43	$9.825

•	In Example 1, the index closing value increases on each determination date, and, due to the averaging of the index closing values over the determination dates, the final average index value of 1,450 is lower than the index closing value of 1,600 on the final determination date. At maturity, the payment due per security will be $15.35, the sum of the hypothetical minimum payment amount of $9.50 and the supplemental redemption amount of $5.85. The return on the securities at maturity represents a 53.5% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the securities.

•	In Example 2, the index closing value decreases on each determination date, and, due to the averaging of the index closing values over the determination dates, the final average index value of 950 is higher than the index closing value of 800 on the final determination date. Because the final average index value is less than the initial index value, there is no supplemental redemption amount. Further, since the hypothetical minimum payment amount is only $9.50, the payment due per security at maturity will be only $9.50, which represents a loss of 5% on the stated principal amount.

•	In Example 3, the index closing value reaches a high of 1,400 on the second determination date and declines on subsequent determination dates. At maturity, the final average index value of 1,225 is higher than the index closing value of 1,000 on the final determination date. At maturity, the payment due per security will be $12.43, the sum of the hypothetical minimum payment amount of $9.50 and the supplemental redemption amount of $2.43. The return on the securities at maturity represents a 24.3% increase above the stated principal amount, even though the simple index return over the term of the securities is 0%.

•	In Example 4, the index closing value increases initially but declines on each of the subsequent two determination dates to a low of 850 and increases on the final determination date. At maturity, the final average index value of 1,025 is less than the index closing value of 1,250 on the final determination date but slightly more than the initial index value. However, because the final average index value has not increased sufficiently above the initial index value, the supplemental redemption amount of $0.325 per security means that the payment due per security at maturity will be only $9.825 (the hypothetical minimum payment amount of $9.50 plus $0.325), which less than the stated principal amount. Accordingly, even though the simple index return was 25% over the term of the securities, the payment at maturity represents a 1.75% loss on the stated principal amount.

(c) Bear securities linked to an index with a single determination date:

At maturity, if the final index value is less than the initial index value, for each $10 stated principal amount of securities that you hold, you will receive a supplemental redemption amount in addition to the hypothetical minimum payment amount of $9.50. The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $10 times (ii) the participation rate times (iii) the percentage, if any, by which the final index value is less than the initial index value.

Presented below are a hypothetical examples showing how the payment on the securities, including the supplemental redemption amount, is calculated, as well as tables showing a range of hypothetical payments on the securities.

Example 1:

The final index value is 20% less than the initial index value.

Final index value:	800
Hypothetical participation rate:	130%

Supplemental redemption amount per security	=	$10	x	130%	x	1,000 – 800	=	$2.60
1,000

In the example above, the total payment at maturity per security will equal $12.10, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $2.60. The examples of the hypothetical supplemental redemption amounts and payments at maturity provided in the table below are intended to illustrate the effect of the hypothetical minimum payment amount of $9.50 and the participation rate on each $10 stated principal amount of securities for the specified final index values. However, they do not cover the complete range of possible payments at maturity.

Index Percent Change	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percentage Return on $10 Security
-100%	0	$10.00	$13.00	$9.50	$22.50	125%
-90%	100	$10.00	$11.70	$9.50	$21.20	112%
-80%	200	$10.00	$10.40	$9.50	$19.90	99%
-70%	300	$10.00	$9.10	$9.50	$18.60	86%
-60%	400	$10.00	$7.80	$9.50	$17.30	73%
-50%	500	$10.00	$6.50	$9.50	$16.00	60%
-40%	600	$10.00	$5.20	$9.50	$14.70	47%
-30%	700	$10.00	$3.90	$9.50	$13.40	34%
-20%	800	$10.00	$2.60	$9.50	$12.10	21%
-10%	900	$10.00	$1.30	$9.50	$10.80	8%
-5%	950	$10.00	$0.65	$9.50	$10.15	1.5%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
10%	1,100	$10.00	$0.00	$9.50	$9.50	-5%
20%	1,200	$10.00	$0.00	$9.50	$9.50	-5%
30%	1,300	$10.00	$0.00	$9.50	$9.50	-5%
40%	1,400	$10.00	$0.00	$9.50	$9.50	-5%
50%	1,500	$10.00	$0.00	$9.50	$9.50	-5%
100%	2,000	$10.00	$0.00	$9.50	$9.50	-5%

Example 2:

The final index value is 20% less than the initial index value but the hypothetical participation rate is lower than Example 1.

Final index value:	800
Hypothetical participation rate:	80%

Supplemental redemption amount per security	=	$10	x	80%	x	1,000 – 800	=	$1.60
1,000

In the example above, the total payment at maturity per security will equal $11.10, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $1.60. The 11% return on the securities is less than the simple index decline of 20% over the term of the securities, due to the participation rate of only 80% and because the minimum payment amount is less than the stated principal amount.

The examples of the hypothetical supplemental redemption amounts and payments at maturity provided in the table below are intended to illustrate the effect of the participation rate on each $10 stated principal amount of securities for the specified final index values. However, they do not cover the complete range of possible payments at maturity. The table demonstrates how if the supplemental redemption amount is less than the difference between the stated principal amount and the hypothetical minimum payment amount, your payment at maturity will be less than the stated principal amount, resulting in a loss on your initial investment.

Index Percent Change	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percentage Return on $10 Security
-100%	0	$10.00	$8.00	$9.50	$17.50	75%
-90%	100	$10.00	$7.20	$9.50	$16.70	67%
-80%	200	$10.00	$6.40	$9.50	$15.90	59%
-70%	300	$10.00	$5.60	$9.50	$15.10	51%
-60%	400	$10.00	$4.80	$9.50	$14.30	43%
-50%	500	$10.00	$4.00	$9.50	$13.50	35%
-40%	600	$10.00	$3.20	$9.50	$12.70	27%
-30%	700	$10.00	$2.40	$9.50	$11.90	19%
-20%	800	$10.00	$1.60	$9.50	$11.10	11%
-10%	900	$10.00	$0.80	$9.50	$10.30	3%
-5%	950	$10.00	$0.40	$9.50	$9.90	-1%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
10%	1,100	$10.00	$0.00	$9.50	$9.50	-5%
20%	1,200	$10.00	$0.00	$9.50	$9.50	-5%
30%	1,300	$10.00	$0.00	$9.50	$9.50	-5%
40%	1,400	$10.00	$0.00	$9.50	$9.50	-5%
50%	1,500	$10.00	$0.00	$9.50	$9.50	-5%
100%	2,000	$10.00	$0.00	$9.50	$9.50	-5%

(d) Bear securities linked to an index with multiple determination dates:

In the case of bear securities linked to an index with multiple determination dates, the supplemental redemption amount is based on the final average index value, which equals the arithmetic average of the index closing values on the determination dates (four in our example below) specified in the applicable pricing supplement. Because the index closing values may be subject to significant fluctuations over the period covered by the determination dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity. The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the index closing value of the underlying index over such period on the amount payable to you at maturity. However, the index closing values may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following four examples illustrate the payment at maturity on the securities for a range of hypothetical index closing values in an hypothetical issuance with four determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount on the final average index value.

	Example 1	Example 2	Example 3	Example 4
	Index Closing Value	Index Closing Value	Index Closing Value	Index Closing Value
1st Determination Date	950	1,050	900	925
2nd Determination Date	900	1,100	800	1,150
3rd Determination Date	850	1,200	750	975
Final Determination Date	800	1,300	950	850
Final Average Index Value:	875.00	1,162.50	850.00	975.00
Participation Rate:	130%	130%	130%	130%
Supplemental Redemption Amount:	$1.63	$0.00	$1.95	$0.325
Hypothetical Minimum Payment Amount:	$9.50	$9.50	$9.50	$9.50
Payment at Maturity on a $10 Stated Principal Amount:	$11.13	$9.50	$11.45	$9.825

•	In Example 1, the index closing value decreases on each determination date. Consequently, the final average index value of 875 is higher than the index closing value of 800 on the final determination date. At maturity, for each security, the payment due will be $11.13, the sum of the hypothetical minimum payment amount of

$9.50 and the supplemental redemption amount of $1.63. The return on the securities at maturity represents a 11.3% increase above the stated principal amount, which is less than if the return on the securities had been measured by the simple index return of -20% over the term of the securities.

•	In Example 2, the index closing value increases on each determination date. Because the final average index value is greater than the initial index value, there is no supplemental redemption amount and the payment due at maturity will be the hypothetical minimum payment amount of $9.50 for each security, representing a loss of 5% on the stated principal amount.

•	In Example 3, the index closing value declines on the first three determination dates to a low of 750 and increases on the final determination date. At maturity, the final average index value of 850 is less than the index closing value of 950 on the final determination date. At maturity, the payment due per security will be $11.45, the sum of the hypothetical minimum payment amount of $9.50 and the supplemental redemption amount of $1.95. The return on the securities at maturity represents a 14.5% increase above the stated principal amount, which is more than if the return on the securities had been measured by the simple index return of -5% over the term of the securities.

•	In Example 4, the index closing value reaches a high of 1,150 on the second determination date and declines on the third and fourth determination dates. At maturity, the final average index value of 975 is higher than the index closing value of 850 on the final determination date. Because the final average index value has not decreased sufficiently below the initial index value, the supplemental redemption amount of $0.325 per security means that the payment due at maturity per security will be $9.825 (the hypothetical minimum payment amount of $9.50 plus $0.325), which is less than the stated principal amount. Accordingly, even though the simple index return was -15% over the term of the securities, the payment at maturity represents a 1.75% loss on the stated principal amount.

Risk Factors

The equity-linked partial principal at risk securities are not secured debt, generally do not pay interest and may not pay the stated principal amount at maturity. Any payment in excess of the minimum payment amount at maturity will be linked to the performance of an underlying index or a basket of indices. Investing in the securities is not equivalent to investing directly in the underlying index or indices. This section describes the material risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

Risks Relating to an Investment in the Securities

The securities do not guarantee repayment of the stated principal amount at maturity

The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee a full return of the stated principal amount at maturity. For bull securities, if the final index value or final average index value, as applicable, is less than or not sufficiently above the initial index value, the payment due per security will be less than the stated payment amount at maturity. For bear securities, if the final index value or final average index value, as applicable, is greater than or not sufficiently below the initial index value, the payment due per security will be less than the stated payment amount at maturity. The supplemental redemption amount must be at least equal to the difference between the minimum payment amount and the stated principal amount before you receive a payment at maturity which is equal to or greater than the stated principal amount.

Unlike ordinary senior securities, the securities may not pay interest

The terms of the securities differ from those of ordinary debt securities in that we generally do not pay interest on the securities. Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the securities (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the minimum payment amount will result in a loss on your initial investment, and, accordingly, will not compensate you for the effects of inflation and other factors relating to the value of money over time. Where the securities do not pay interest, they have been designed for investors who are willing to forgo market floating interest rates on the securities in exchange for a supplemental amount based on the percentage increase (or, in the case of bear securities, the percentage decrease), if any, of the final index value or final average index value, as applicable, over the initial index value.

The market price of the securities will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

•	the value of the underlying index or indices at any time;

•	the volatility (frequency and magnitude of changes in value) of the underlying index or indices;

•	the dividend rate on the stocks underlying the index or indices that your securities are linked to;

•	interest and yield rates in the market;

•	the time remaining until the securities mature;

•	geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the securities constituting the underlying index or indices or stock markets generally and that may affect the final index value or final average index value, as applicable; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities

You are dependent on our ability to pay all amounts due on the securities at maturity, and, therefore, you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in our credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL securities

The securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying index or indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities will be influenced by many unpredictable factors” above.

The securities may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Our affiliate, MS & Co., may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Investing in the securities is not equivalent to investing in the underlying index or indices

Investing in the securities is not equivalent to investing in the underlying index or basket of indices or their component stocks. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index or basket of indices.

The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities

As calculation agent, MS & Co. will determine the initial index value, the initial basket value, the multipliers, the final index value (or final average index value), the final basket value (or final average basket value), as applicable, the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index or any basket index. These potentially subjective determinations may affect the payout to you at maturity. See the definition of market disruption event under “Description of Equity-Linked Partial Principal at

Risk Securities —General Terms of the Securities—Some Definitions” and the discussion under “Description of Equity-Linked Partial Principal at Risk Securities —Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities

One or more of our affiliates and/or third party dealers expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying index or basket indices or their component stocks), including trading in the component stocks of the underlying index or basket indices as well as in other instruments related to the underlying index or basket indices or their underlying stocks. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the determination date approaches. Some of our affiliates also trade the component stocks of the underlying index or indices and other financial instruments related to the underlying index or indices and the component stocks on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the index setting date could potentially affect the value of the underlying index or any basket index on the pricing date, and, as a result, could increase for bull securities or decrease for bear securities the value at which the underlying index or basket indices must close on any determination date so that you do not suffer a loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on any determination date(s), could adversely affect the value of the underlying index or basket indices on any determination date(s), and, accordingly, the amount of cash an investor will receive at maturity.

Certain aspects of the tax treatment of short-term securities are uncertain

Certain aspects of the tax treatment of short-term securities that provide for contingent payments are uncertain. You should review carefully the section called “United States Federal Taxation— Tax Consequences to U.S. Holders—Short-Term Securities” in this product supplement.

Risks Relating to the Underlying Index or Indices

Changes in the value of one or more of the basket indices may offset each other

For securities where the supplemental redemption amount is based on a basket of two or more indices, price movements in the basket indices may not correlate with each other. At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline. Therefore, in calculating the basket closing value on any determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the basket indices in the section called “Historical Information” in the applicable pricing supplement. You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the values of any of the basket indices will be offset by decreases in the values of other basket indices, based on their historical performance.

The basket indices may not be equally weighted

For securities linked to a basket of indices, the basket indices may have different weightings in the underlying basket. In such case, the same percentage change in two of the basket indices could have different effects on the basket closing value because of the unequal weightings. For example, if the weighting of one basket index is greater than the weighting of another basket index, a 5% decrease in the value of the basket index with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket index with the lesser weighting.

Adjustments to the underlying index or indices could adversely affect the value of the securities

The index publishers can add, delete or substitute the stocks underlying the underlying index and can make other methodological changes, such as those required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the underlying index or indices. The index publishers may discontinue or suspend calculation or dissemination of the underlying index or indices. Any of these actions could adversely affect the value of the securities. The index publishers have no obligation to consider your interests in calculating or revising the underlying index or indices.

The index publishers may discontinue or suspend calculation or publication of the underlying index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index or indices. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payment on the securities will be an amount based on the closing prices of the stocks underlying the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlying index last in effect prior to discontinuance of the underlying index.

There are risks associated with investments in securities linked to the value of foreign equity securities

Investments in securities linked to the value of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, securities issued by companies in emerging markets countries pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Securities linked to certain indices are subject to currency exchange risk

Because the prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM and certain other indices to which the securities may be linked, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities, the value of the relevant index will be adversely affected and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index and the United States and other countries important to international trade and finance.

Description of Equity-Linked Partial principal at risk Securities

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus. This section supplements that description. The applicable pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus. References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)

•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

•	MSFL Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of the Securities

Morgan Stanley Securities. Morgan Stanley will issue the securities as part of its Series I medium-term notes under the Senior Debt Indenture. The Series I medium-term notes issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series J and Series K global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

MSFL Securities. MSFL will issue the securities as part of its Series A medium-term notes under the MSFL Senior Debt Indenture. The Series A medium-term notes issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

Ranking. Morgan Stanley Securities. Morgan Stanley securities issued under the Senior Debt Indenture will rank on par with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Securities. MSFL securities issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such securities will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Securities. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the securities, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. See

“Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of the securities to the extent applicable:

•	the issuer of the securities;

•	the issue price (price to public);

•	the stated principal amount per security;

•	the minimum payment amount;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the securities are bull securities or bear securities;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the terms, if any, on which we may call the securities, including the initial call date and the call prices;

•	whether the securities are fixed rate securities, floating rate securities, securities with original issue discount and/or amortizing securities;

•	the rate per year at which the securities will pay interest, if any, or the method of calculating that rate and the interest payment dates on which interest will be payable;

•	the underlying index or basket of indices, and if the basket of indices applies, the applicable multiplier for each basket index;

•	the value of the underlying index or basket of indices on the index setting date or basket setting date;

•	the participation rate to be used to calculate the supplemental redemption amount;

•	the stock exchange, if any, on which the securities may be listed;

•	if any security is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be payable, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions. We have defined some of the terms that we use frequently in this product supplement below:

“basket” means any basket of indices that the securities may be linked to.

“basket closing value” on any date is the sum of the products of the index closing value of each of the basket indices and the applicable multiplier for each of the basket indices. The index closing values and the multipliers for each of the basket indices will be specified in the applicable final pricing supplement and will be calculated on the basket setting date. In certain circumstances, the basket closing value will be based on the alternate calculation of the basket indices described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“basket index” means a component index of the underlying basket of indices for any securities linked to a basket of indices.

“basket setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement. If the basket setting date specified in the applicable pricing supplement for determining the index closing value of any basket index is a date other than the pricing date, and such basket setting date is not an index business day with respect to such basket index or there is a market disruption event on such day, then the basket setting date for that basket index will be postponed to the next succeeding index business day with respect to such basket index on which there is no market disruption event.

“bear securities” means issuances of securities that are based on the decrease of the value of an index or a basket of indices.

“bull securities” means issuances of securities that are based on the increase of the value of an index or a basket of indices.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“call date” for each issuance of securities that are subject to our call right will be the scheduled trading day on or after the initial call date that is specified by us in our notice of exchange as the date on which we will deliver cash to holders of the securities called for exchange. The initial call date will be specified in the applicable pricing supplement. We may specify any scheduled trading day on or after the initial call date or the maturity date (whether or not it is a scheduled trading day) as the call date, unless otherwise specified in the applicable pricing supplement.

“call notice date” will be the scheduled trading day on which we issue our call notice, which must be at least 10 but not more than 30 calendar days prior to the call date for such securities (the “redemption notice period”), unless a different redemption notice period is specified in the applicable pricing supplement.

“call price” or “call prices” with respect to each issuance of securities that are subject to a our call right on any day during the term of such securities or a formula by which the call price(s) may be determined will be specified in the applicable pricing supplement.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“determination date” or “determination dates” with respect to an issuance of securities will be specified in the applicable pricing supplement. If there is only one determination date, the final index value or the final basket value, as applicable, will be determined on that determination date. If there are multiple determination dates, then the final average index value or the final average basket value, as applicable, will be determined on the last determination date, which we refer to as the “final determination date.”

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket value” means, for securities linked to a basket of indices with multiple determination dates, the arithmetic average of the basket closing values on each of the determination dates as calculated by the Calculation Agent on the final determination date.

“final average index value” means, for securities linked to a single index with multiple determination dates, the arithmetic average of the index closing values of the underlying index on each of the determination dates as calculated by the Calculation Agent on the final determination date.

“final basket value” means the basket closing value on the determination date.

“final index value” means the index closing value of the underlying index on the determination date.

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or basket index, or any successor index (as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher. In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

“index setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement. If the index setting date specified in the applicable pricing supplement for determining the index closing value of the underlying index is a date other than the pricing date, and such index setting date is not an index business day or there is a market disruption event on such day, such index setting date will be postponed to the next succeeding index business day on which there is no market disruption event.

“initial index value” means the index closing value of the underlying index on the index setting date or such other date as may be specified in the applicable pricing supplement.

“initial basket value” means the predetermined basket value of the underlying basket on the basket setting date specified in the applicable pricing supplement.

“interest payment date” for any security means a date on which, under the terms of that security, regularly scheduled interest is payable.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the stated principal amount of each security, unless otherwise specified.

“market disruption event” means, with respect to the underlying index or any basket index:

(i)	the occurrence or existence of:

(a)    a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, or

(b)    a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate, or

(c)    the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case, as determined by the Calculation Agent in its sole discretion; and

(ii)   a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the applicable issuance of securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the determination date or final determination date, as applicable, is postponed. If the determination date or final determination date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the determination date or final determination date, as applicable, as postponed. See “—Postponement of Determination Date(s)” below.

“multiplier” means, for securities linked to a basket of indices, the fractional value of each basket index so that each basket index will represent its applicable weighting in the predetermined initial index value. The multiplier for each basket index will remain constant for the term of the securities. The multipliers will be calculated by the Calculation Agent and will be specified in the applicable pricing supplement.

“minimum payment amount” means the dollar amount specified in the applicable pricing supplement, which will be equal to 90% to 99.9% of the stated principal amount. The minimum payment amount will determine the percentage of the principal that will be subject to repayment at maturity.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of securities will be issued.

“participation rate” for an issuance of securities will be 100%, unless otherwise specified in the applicable pricing supplement, and will be used to calculate the supplemental redemption amount for such issuance of securities. The participation rate indicates the extent to which you will participate in any change in the value of the underlying index or basket of indices. If the participation rate is less than 100%, you will participate in less than the full change in value. If the participation rate is greater than 100%, you will participate in the change in value of the underlying index or basket of indices on a leveraged basis.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(A) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(B) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“relevant exchange” means, with respect to an underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index, and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index.

“stated principal amount” for an issuance of equity-linked partial principal at risk securities shall be the principal amount per security, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), The Nasdaq Stock Market LLC (“Nasdaq”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” means the index specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“weighting” of a basket index in a basket of indices means the percentage of the whole basket initially assigned to such basket index. The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Equity-Linked Partial Principal at Risk Securities,” references to the underlying index or a basket index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the equity-linked partial principal at risk securities are described in the following paragraphs.

Payment at Maturity

With respect to an issuance of equity-linked partial principal at risk securities linked to an index or a basket of indices, on the applicable maturity date, the payment due per security will be the minimum payment amount of such security, plus the supplemental redemption amount applicable to such security, as determined below. We refer to this payment as the “payment at maturity.”

The supplemental redemption amount may not be less than zero, even if the underlying index or basket of indices, for an issuance of bull securities, decreases in value between the date or dates on which the initial index value is determined and the date or dates on which the final index value or final average index value, as applicable, is determined, or, for an issuance of bear securities, increases in value over the same period. Consequently, at maturity, subject to our right to call the securities earlier if so provided in the applicable pricing supplement, the payment due for each equity-linked partial principal at risk security will be at least equal to the minimum payment amount of that security.

If the supplemental redemption amount is less than the difference between the minimum payment amount and the stated principal amount, the payment due at maturity of the securities will be less than the stated principal amount. Therefore, unless specified otherwise in the applicable pricing supplement, even if the underlying index or basket of indices appreciates (in the case of bull securities), depreciates (in the case of bear securities) or does not change in value over the term of the securities, investors may still receive less than the stated principal amount per security at maturity, subject to the minimum payment amount. The applicable pricing supplement, may, however, provide for an alternative calculation method for the payment at maturity whereby, if the underlying index or basket appreciates (in the case of bull securities) or depreciates (in the case of bear securities) at all, or does not change in value over the term of the securities, the payment due at maturity will be no less than the stated principal amount per security. In such a scenario, investors will be exposed to the depreciation (in the case of bull securities) or appreciation (in the case of bear securities) of the underlying index or basket, subject to the minimum payment amount.

Supplemental Redemption Amount

The “supplemental redemption amount” at maturity for an issuance of securities will be determined on a per security basis and will be equal to (i) the stated principal amount for such securities times (ii) the applicable participation rate times (iii) the applicable index percent change or basket percent change, as applicable, each as specified in the applicable pricing supplement. Unless otherwise stated in the pricing supplement, the supplemental redemption amount per security will be calculated as follows:

supplemental redemption amount	=	stated principal amount	x	participation rate	x	index percent change

OR

supplemental redemption amount	=	stated principal amount	×	participation rate	×	basket percent change

, depending on whether the securities are linked to a single index or a basket of indices,

where,

•	for an issuance of bull securities with a single determination date:

index percent change	=	final index value – initial index value
initial index value

basket percent change	=	final basket value – initial basket value
initial basket value

•	for an issuance of bull securities with multiple determination dates:

index percent change	=	final average index value – initial index value
initial index value

basket percent change	=	final average basket value – initial basket value
initial basket value

•	for an issuance of bear securities with a single determination date:

index percent change	=	initial index value – final index value
initial index value

basket percent change	=	initial basket value – final basket value
initial basket value

•	for an issuance of bear securities with multiple determination dates:

index percent change	=	initial index value – final average index value
initial index value

basket percent change	=	initial basket value – final average basket value
initial basket value

The Calculation Agent will calculate the supplemental redemption amount for each issuance of securities on the determination date, or, in the case of securities with multiple determination dates, on the final determination date. With respect to each issuance of securities, we will, or will cause the Calculation Agent to provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the applicable supplemental redemption amount and the applicable payment at maturity, on or prior to 10:30 a.m. on the business day preceding the maturity date for such issuance of securities. See “Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below.

Postponement of Determination Date(s)

The Calculation Agent will take into account market disruption events and non-index business days in any calculation of a final index value or final average index value, respectively, as follows:

For issuances of securities linked to a single index: If a market disruption event with respect to the underlying index occurs on any scheduled determination date, or if any such determination date is not an index business day, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing value for any scheduled determination date will not be determined on a date later than the fifth scheduled index business day after such scheduled determination date, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of securities linked to a basket of indices or to multiple underlying indices: If any scheduled determination date is not an index business day with respect to any basket index or underlying index or if a market disruption event with respect to any basket index or underlying index occurs on any scheduled determination date, the basket closing value solely with respect to such affected basket index or underlying index will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred with respect to such affected basket index or underlying index, and the basket closing value shall be determined on the date on which the index closing value for each of the basket indices or underlying indices for such determination date has been determined; provided that the index closing value for any scheduled determination date will not be determined on a date later than the fifth scheduled index business day after such scheduled determination date, and if such date is not an index business day, or if there is a market disruption event with respect to the affected basket index or underlying index on such date, the Calculation Agent will determine the index closing value of the affected basket index or underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the affected basket index or underlying index.

For issuances of securities that have multiple consecutive determination dates: If any scheduled determination date is not an index business day or if a market disruption event occurs on any such date, the index closing value or basket closing value, as applicable, will be determined on the immediately succeeding index business day on which no market disruption event occurs with respect to such underlying index or basket index, as applicable. Each succeeding determination date shall then be the next index business day following the preceding determination date as postponed. The final average index value or final average basket value, as applicable, shall be determined on the date on which the index closing values or basket closing values, as applicable, for all scheduled determination dates have been determined; provided that (i) the index closing value or basket closing value, as applicable, for any determination date will not be determined on a date later than the tenth business day after the last scheduled determination date, (ii) the index closing value or basket closing value, as applicable, for any remaining determination dates that would otherwise fall after such tenth business day shall be the index closing value or basket closing value, as applicable, on such tenth business day and (iii) if such tenth business day is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value or basket closing value, as applicable, for any such remaining determination dates in accordance with the procedures described in the applicable paragraph of the prior two paragraphs.

If, however, the applicable pricing supplement for issuances of securities linked to a single index specifies multiple determination dates and that the determination dates will be a specified number of index business days in a specified “calculation period,” then the final average index value will be calculated by the Calculation Agent, as follows:

The final average index value will equal the sum of the products, each a “daily calculation value,” of the index closing value and the weighting for each determination date. The weighting for each determination date will initially be the same and will be a fraction, the numerator of which is 1 and the denominator of which is equal to the specified number of determination dates in the calculation period (so that, for example, if three value determination dates have been scheduled, each such determination date will initially receive a weighting of 1/3). However, if a market disruption event occurs on any determination date, then the Calculation Agent shall not compute a daily calculation value for that date and will instead compute the daily calculation value on the next index business day when a market disruption event does not occur. If, however, there are less than the required number of scheduled determination dates remaining in any calculation period, the Calculation Agent will weight the daily calculation value for each succeeding determination date during the calculation period to ratably distribute the intended weight of such date across the remaining determination dates. Accordingly, if a market disruption event occurs during the calculation period, the daily calculation values will be calculated as follows:

•	the daily calculation value for each determination date preceding the first market disruption event will be calculated using the weighting described above,

•	the daily calculation value for each determination date following a market disruption event will be calculated using a weighting that equals a fraction,

º	the numerator of which will be the fraction that equals 1 minus the sum of the weightings for all preceding determination dates,

º	the denominator of which will be the lesser of

➢	the original denominator and

➢	the number of scheduled index business days from and including such determination date to and including the last scheduled index business day in the applicable calculation period.

If a market disruption event occurs on the last scheduled index business day in the calculation period or if such date is not an index business day, the Calculation Agent will determine the value of the underlying index on such date in accordance with the formula for and method of calculating the underlying index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-index business day) on such date of each security most recently constituting the underlying index.

If the applicable pricing supplement for issuances of securities linked to a basket of indices indicates that a calculation period will apply, the provisions above related to securities linked to a single index will be adapted to apply to multiple underlying indices in calculating the final average index value.

Our Call Right

If so specified in the applicable pricing supplement, we may call an issuance of securities on or after the call date, in whole or in part, for mandatory exchange into cash at the applicable call price specified in the applicable pricing supplement. If we call an issuance of securities, we will not pay you a supplemental redemption amount with respect to such issuance of securities. If we call an issuance of securities, then the cash to be delivered to you will be delivered on the call date fixed by us and set forth in our call notice, upon delivery of your securities to the Trustee in accordance with the delivery instructions. We will, or will cause the Calculation Agent to, deliver the cash to the Trustee for delivery to you. We refer to this right as “our call right.”

Additional Price Dependent Call Right

If so specified in the applicable pricing supplement, we may have the right to call the securities, in whole or in part, for mandatory exchange into cash during the price dependent call period (as defined below) only if the index closing value of the underlying index or the basket closing value of the underlying basket of indices, as applicable, on the trading day immediately preceding the relevant notice date is, in the case of bull securities, greater than the threshold value (as defined below), or, in the case of bear securities, less than the threshold value, specified in such pricing supplement (the “price dependent call right”).

If we call the securities for mandatory exchange, the applicable call price will be delivered on the call date fixed by us and set forth in our notice of mandatory exchange, upon delivery of such securities to the Trustee, as described under “Our Call Right.”

Price dependent call period and threshold value. In the applicable pricing supplement for any securities issued with a price dependent call right, we will specify the applicable call price or the formula for determining the call prices, the period during which such mandatory exchange for cash may be effected as the “price dependent call period” and the threshold value required to permit such exchange as the “threshold value.”

Trustee

The “Trustee” for each offering of securities issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, of the amount of cash to be delivered with respect to the stated principal amount of each security, on or prior to 10:30 a.m. on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to DTC, as holder of the securities, on the maturity date. We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “Form of Securities — The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “Agent” for each underwritten offering of securities will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for us with respect to the equity-linked partial principal at risk securities will be MS & Co. As Calculation Agent, MS & Co. will determine the initial index value, the index closing values, the multipliers, the final index value, the final basket value, the final average index value, the final average basket value, the percentage change in the underlying index or basket of indices, the supplemental redemption amount and the payment at maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to any issuance of securities linked to a single index will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to any issuance of securities linked to a basket of indices will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of any securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make. MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculation of the final index value or final average index value, as applicable, prior to the dissemination of such information. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation in the Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing value will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined, and, to the extent the index closing value of such successor index differs from the index closing value of the discontinued underlying index or basket index at the time of such substitution, a proportionate adjustment will be made by the Calculation Agent to the relevant initial index value.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of such securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the relevant securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, any determination date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value of the affected index for each such date. The index closing value will be computed by the Calculation Agent in accordance with the formula for and method of calculating the underlying index or basket index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such determination date of each security most recently constituting such underlying index or basket index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or any basket index may adversely affect the value of the securities.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing value and/or basket closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the final index value or final average index value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted. Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Forms of Securities

As noted above, the securities are issued as part of Morgan Stanley’s Series I medium-term note program or MSFL’s Series A medium-term note program, as applicable. We will issue securities only in fully registered form either as book-entry securities or as certificated securities. References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-Entry Securities. For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the prospectus under “Forms of Securities — Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus. The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities. The person named in the security register will be considered the owner of the security for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern. The securities and Morgan Stanley’s guarantee of securities issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the securities are made, how exchanges and transfers of the securities are effected and how fixed and floating rates of interest on the securities, if any, are calculated.

Use of Proceeds and Hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, the issue price per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component securities listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging. Such purchase activity on or prior to the pricing date could potentially affect the value of the underlying index or basket of indices, and therefore the value at which the underlying index or basket of indices must close on any determination date before you would receive a payment at maturity that exceeds the stated principal amount of the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the life of the securities, including on the determination date(s), by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on any determination date(s). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater or more frequent dynamic adjustments to the hedge as the determination date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying index or basket of indices, and, therefore, adversely affect the value of the securities or the payment you will receive at maturity.

Equity-Linked Partial Principal at Risk Securities Offered on a Global Basis

If we offer the securities on a global basis we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis Through the Depositary —Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

Benefit Plan Investor Considerations

General Fiduciary Matters

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest or disqualified person, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for parties in interest or disqualified persons who engaged in the prohibited transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest or disqualified person with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” of any Plan by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption, or such purchase, holding or disposition is otherwise not prohibited. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Non-ERISA Arrangements

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA

Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the securities under any applicable Similar Laws before purchasing the securities on behalf of or with assets of any Non-ERISA Arrangement.

Representations

Any purchaser, including any fiduciary purchasing on behalf of a Plan, Plan Asset Entity or Non-ERISA Arrangement, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding thereof that either (a) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing such securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we or any of our affiliates or the purchaser or holder has under or with respect to the securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our and our affiliates’ obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any of the securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an investment meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that such an investment is appropriate for Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. In this regard, neither this discussion nor anything provided in this product supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies to you only if you are an initial investor in the securities who:

•	purchases the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers and certain traders in securities or commodities;

•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts; or

•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

We will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or retirement of a security. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file Internal Revenue Service (“IRS”) Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor any alternative minimum tax consequences, special tax accounting rules under Section 451 of the Code or consequences resulting from the Medicare tax on investment income. This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific securities offered thereunder.

General

For U.S. federal income tax purposes, MSFL is disregarded as an entity separate from Morgan Stanley. Therefore, unless otherwise indicated in the applicable pricing supplement, securities issued by MSFL will be treated as if they were securities issued by Morgan Stanley for U.S. federal income tax purposes.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Events.”

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Long-Term Securities

Classification of the Securities. Unless otherwise provided in the applicable pricing supplement, subject to the discussion below under “—Fixing of Payments before the Original Issue Date” and based in some cases on certain representations that, if applicable, will be confirmed at or prior to the pricing date, if the term of the securities is more than one year (after taking into account the last possible date that the securities could be outstanding under their terms) the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes. The following discussion assumes such treatment.

Interest Accruals on the Securities. Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), a U.S. Holder of the securities will be required to accrue interest income on the securities on a constant yield basis, based on a comparable yield as described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting for U.S. federal income tax purposes. Accordingly, a U.S. Holder generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities that equals the product of:

•	the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the securities, adjusted for the length of the accrual period; and

•	the number of days during the accrual period that the U.S. Holder held the securities divided by the number of days in the accrual period.

The “adjusted issue price” of a security is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the securities.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the securities, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the securities. This schedule must produce a yield to maturity that equals the comparable yield.

For U.S. federal income tax purposes, a U.S. Holder is required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a security, unless the U.S. Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the securities for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on a security.

Adjustments to Interest Accruals on the Securities. Subject to the discussion below concerning fixed but deferred contingent payments, if the only contingent payment provided for in a security is made at maturity (that is, the security either (i) does not pay a cash coupon during the term of the security or (ii) pays a cash coupon at a fixed rate), a U.S. Holder generally will not be required to make any of the adjustments discussed in the following paragraphs, except at maturity or other scheduled retirement of the security.

If, during any taxable year, a U.S. Holder receives actual payments with respect to a security that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to a security that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the security for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the security during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the security or to reduce the amount realized on a sale, exchange or retirement of the security. In the case of U.S. Holders who are individuals, a net negative adjustment is not treated as a miscellaneous itemized deduction (which for non-corporate U.S. Holders would be non-deductible or, for taxable years beginning in 2026, subject to the "two percent floor" limitation on deductibility).

Special rules will apply if one or more contingent payments on a security become fixed. If one or more contingent payments on a security become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of those contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case. If all remaining scheduled contingent payments on a security become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the security. For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations. A U.S. Holder’s tax basis in the security and the character of any gain or loss on the sale or exchange of the security will also be affected. U.S. Holders should consult their tax advisers concerning the application of these special rules.

Sale, Exchange or Retirement of Securities. Generally, the sale, exchange or retirement of a security will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on such a sale, exchange or retirement of a security will equal the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the “amount realized”) and (b) the U.S. Holder’s adjusted tax basis in the security. As previously discussed under “—Adjustments to Interest Accruals on the Securities,” to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment carryforward to reduce the amount realized on the sale, exchange or retirement of the securities.

A U.S. Holder’s adjusted tax basis in a security generally will equal the U.S. Holder’s original purchase price for the security, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the securities (without regard to the actual amount paid).

Gain recognized by a U.S. Holder upon a sale, exchange or retirement of a security generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the security, and thereafter capital loss (which will be long-term if the security has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Upon the scheduled retirement of a security, for purposes of determining the “amount realized” on the scheduled retirement of a security, a U.S. Holder will be treated as receiving the projected amount of any contingent payment due on that date (rather than the actual amount received). However, any difference between the actual amount received on the scheduled retirement and such projected amount will factor into the determination of the net positive or net negative adjustment for such year, as discussed above under “—Adjustments to Interest Accruals on the Securities.”

Short-Term Securities

A security that matures (after taking into account the last possible date that the security could be outstanding under its terms) one year or less from its date of issuance (a “short-term security”) should not be treated as a contingent payment debt instrument. Unless otherwise provided in the applicable pricing supplement, a short-term security should instead be treated as a “short-term” debt instrument for U.S. federal income tax purposes, and the following discussion assumes such treatment. As described below, certain aspects of the tax treatment of a short-term security are uncertain. Due to the absence of governing authority addressing such issues, unless otherwise provided in the applicable pricing supplement, our counsel is expected to be unable to opine regarding issues identified below as uncertain or unclear. Holders of short-term securities should consult their tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of the short-term securities.

Tax Treatment Prior to Maturity of the Short-Term Securities. Under the applicable Treasury regulations, a short-term security will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term security (including all stated interest and the supplemental redemption amount, if any) over its issue price.

A U.S. Holder that uses a cash method of tax accounting will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the U.S. Holder elects to do so. A U.S. Holder that uses a cash method of tax accounting and does not make such election should generally include the stated interest payments on the short-term securities as ordinary income upon receipt. However, it is unclear, where a security does not provide for the return of the principal amount under all circumstances, whether payments of stated interest should in all cases be required to be included in income on a current basis. Except in the case of stated interest payments, such U.S. Holders will not be required to recognize income with respect to the short-term securities prior to maturity, other than pursuant to a sale or exchange, as described below.

A U.S. Holder that uses an accrual method of tax accounting (or that uses a cash method of tax accounting and has elected to include discount on short-term debt obligations as it accrues) generally will be required to include the discount in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the discount according to a constant yield method based on daily compounding. Although U.S. Holders using an accrual method of tax accounting and U.S. Holders using a cash method of tax accounting that have elected to include the discount in income currently are generally required to accrue the discount on a straight-line basis, because the supplemental redemption amount that will be received with respect to the short-term securities is uncertain, it is not clear how such accruals should be determined. U.S. Holders should consult their tax advisers regarding the determination of the amount of any interest accruals on the short-term securities.

Tax Treatment at Maturity of the Short-Term Securities. Upon the scheduled retirement of the short-term securities, if the amount of the payment on the securities exceeds a U.S. Holder’s adjusted tax basis in the securities, such excess should generally be treated as ordinary income. However, if the amount of the payment is less than the U.S. Holder’s adjusted tax basis in the short-term securities, the difference should be treated as a short-term capital loss. A U.S. Holder’s adjusted tax basis in a security will generally equal the U.S. Holder’s original purchase price for the security, increased by any discount that the U.S. Holder previously included in income but did not receive. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Sale, Exchange or Retirement of the Short-Term Securities. Upon a sale, exchange or retirement of a short-term security (other than at maturity), a U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received and the U.S. Holder’s adjusted tax basis in the security. Gain recognized upon a sale, exchange or retirement prior to maturity will be ordinary income to a cash-method U.S. Holder to the extent of accrued discount not yet taken into income, and otherwise will be treated as short-term capital gain. However, there is no authority regarding the proper method of accrual of discount on short-term debt instruments, such as the short-term securities, under which the amount payable at maturity is uncertain as of the issue date. Consequently, there is uncertainty regarding whether or to what extent gain from a sale, exchange or retirement prior to maturity should be treated as short-term capital gain or ordinary income. Any resulting loss will be treated as a short-term capital loss. A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS. U.S. Holders should consult their tax advisers regarding the proper treatment of any gain or loss recognized upon a sale, exchange or retirement of a short-term security.

Interest on Indebtedness Incurred to Purchase the Short-Term Securities. A U.S. Holder that uses a cash method of tax accounting and does not make the election to include the discount in income on an accrual basis will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term securities until the discount on the securities is included in income or the U.S. Holder disposes of the securities in a taxable transaction. As noted above, however, there is no authority regarding the accrual of discount on short-term debt instruments such as the short-term securities. Therefore, it is unclear how, if at all, the rules regarding deferral of interest deductions would apply to the short-term securities. U.S. Holders should consult their tax advisers regarding these deferral rules.

Fixing of Payments before the Original Issue Date

If the supplemental redemption amount of a security, whether the security is short-term or long-term, becomes fixed after the pricing date but prior to the original issue date, the securities will be treated as securities providing a payment at maturity that is fixed (“fixed securities”). In that case, the tax treatment of the fixed securities will depend on whether the securities are short-term or long-term and the U.S. Holder’s method of tax accounting. See the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” and “—Short-Term Notes” in the accompanying prospectus. Upon the sale, exchange or retirement of a fixed security, unless otherwise provided in the applicable pricing supplement, the character of gain or loss, if any, will be determined as discussed in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Sale, Exchange or Retirement of the Debt Securities” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, payments (including original issue discount) with respect to a security, and gain recognized on the sale, exchange or other disposition of the security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner)

furnishes to the applicable withholding agent an applicable IRS Form W-8 on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should consider the U.S. federal estate tax implications of an investment in the securities. Assuming that the applicable treatment of the securities as set forth in “—Tax Consequences to U.S. Holders” is respected for U.S. federal estate tax purposes, the following U.S. federal estate tax consequences should result. Absent an applicable treaty exemption, a security generally will not be treated as U.S. situs property subject to U.S. federal estate tax if payments on the security if received by the decedent at the time of death would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) impose a withholding tax of 30% (or lower treaty rate applicable to dividends) on certain “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Subject to the discussion below concerning securities issued before January 1, 2025, a security linked to U.S. equities or indices that include U.S. equities (a “U.S. equity linked security”) will generally be subject to the Section 871(m) withholding regime if at issuance it (i) has a “delta” of 0.80 or higher with respect to the underlying U.S. equity or (ii) substantially replicates the economic performance of the underlying U.S. equity, as determined by a “substantial equivalence” test that, among other factors, takes into account the initial number of shares of the underlying U.S. equity needed to hedge the transaction fully. The tests described above are set forth in the regulations, and the applicable test will depend on the terms of the relevant U.S. equity linked securities. Under these rules, withholding may apply even where the relevant U.S. equity linked securities do not provide for any payment that is explicitly linked to a dividend. The regulations provide for certain exceptions to the withholding requirements, in particular for instruments linked to certain broad-based indices (a “qualified index”) that meet standards set forth in the regulations, as well as certain securities that track a qualified index.

Under an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a “delta” of one with respect to any U.S. equity. If the terms of a U.S. equity linked security are subject to a “significant modification” (as described below under “Possible Taxable Events”), the U.S. equity linked security will generally be treated as reissued for this purpose at the time of the significant modification.

The calculations of “delta” are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the issuance of the security. As a result, a Non-U.S. Holder should acquire such a security only if it is willing to accept the risk that the security is treated as subject to withholding.

The amount of a “dividend equivalent” is equal to, for a “simple” contract, the product of (a) the per-share dividend amount, (b) the number of shares of the underlying U.S. equity referenced in the U.S. equity linked security and (c) the delta, and, for a “complex” contract, the product of (a) the per-share dividend amount and (b) the initial hedge.

The dividend equivalent amount will be determined on the earlier of (a) the record date of the dividend and (b) the day prior to the ex-dividend date. The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If a U.S. equity linked security is subject to withholding in respect of dividend equivalents, withholding will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the relevant U.S. equity linked security or upon the date of maturity, lapse or other disposition thereof by the Non-U.S. Holder.

We will determine whether any U.S. equity linked securities are subject to withholding under Section 871(m). If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.

The regulations provide that Non-U.S. Holders of a potential Section 871(m) transaction are entitled to receive certain information in respect thereof. The applicable pricing supplement will provide further guidance on how Non-U.S. Holders may obtain such information.

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on the Non-U.S. Holder’s particular circumstances. For example, the application of Section 871(m) may be affected if a Non-U.S. Holder enters into another transaction in connection with the acquisition of a U.S. equity linked security. Accordingly, Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m) to the securities in their particular circumstances.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the securities as well as in connection with the proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividends (including dividend equivalents) or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to any payment of U.S.-source FDAP income and to any payment of gross proceeds of the disposition (including upon retirement) of the securities. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply to payments of gross proceeds (other than amounts treated as interest or other FDAP income). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Possible Taxable Events

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor index or other similar circumstances resulting in a material change to a basket or an underlying asset or to the method by which amounts payable are determined on the securities could result in a “significant modification” of the affected securities.

A significant modification of the securities would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Plan of Distribution (Conflicts of Interest)

We are offering the securities as part of Morgan Stanley’s Series I medium-term notes or MSFL’s Series A medium-term notes, as applicable, on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities. We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay the agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley and MSFL. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange. The agent may make a market in the securities as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, and it and other subsidiaries of Morgan Stanley and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices an offering of securities, it will determine the economic terms for such securities such that for each security the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the securities in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this product supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the securities and may discontinue making a market at any time without notice.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of the securities that constitute the underlying index or basket indices. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agents may bid for, and purchase, the securities or the securities that constitute the underlying index or basket indices in the open market to stabilize the price of the securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the securities through the agent, we may issue other debt securities under the applicable indenture referred to in this product supplement similar to those described in this product supplement. In the case of Morgan Stanley, those debt securities may include other Series I medium-term notes and medium-term notes under its Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.” The other Series I medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement. The Euro medium-term notes may be offered concurrently with the offering of the securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. In the case of MSFL, those debt securities may include other Series A medium-term notes. The other Series A medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of securities. See “Use of Proceeds and Hedging” above.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than two business days after the pricing date, purchasers who wish to trade securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Equity-Linked Partial Principal at Risk Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of our equity-linked partial principal at risk securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any equity-linked partial principal at risk securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Canada

With respect to sales of the securities in Canada, the securities may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the securities are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the EEA.

United Kingdom

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	securities which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the securities shall be made aware that they shall not transfer the securities to anyone other than to other QIIs. Any QII who acquires the securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

France

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this product supplement, any accompanying index supplement or the accompanying prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

Hong Kong

The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire securities. No securities have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the securities is personal to the person to whom this product supplement, any accompanying index supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for securities will only be accepted from such person. No person to whom a copy of this product supplement, any accompanying index supplement or the accompanying prospectus is issued may copy, issue or distribute this product supplement, any accompanying index supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

Singapore

None of this product supplement, any accompanying index supplement or the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of

Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)    a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)   a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities except:

(A)   to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B)   where no consideration is or will be given for the transfer;

(C)   where the transfer is by operation of law;

(D)   as specified in Section 276(7) of the SFA; or

(E)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)     the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)    none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to any securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)   none of this product supplement, any accompanying index supplement, the accompanying prospectus or other offering or marketing material relating to any securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of securities, the issuer of securities, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)     the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)    in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such securities that must be complied with in order for the issuer to rely on such exemption; and

(iii)   the applicable pricing supplement will specify that such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)     no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities; and

(ii)    therefore, any securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Chile

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the securities, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this product supplement, any accompanying index supplement or the accompanying prospectus. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire securities.

According to NCG 336, on or before making any offer of the securities in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the securities may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

Brazil

The securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will the securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. This product supplement, any accompanying index supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this product supplement, any accompanying index supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this product supplement, any accompanying index supplement or the accompanying prospectus, please destroy it along with any copies.

Mexico

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this product supplement, any accompanying index supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.